AMENDMENT NO. 21
TO
MASTER INVESTMENT ADVISORY AGREEMENT
          This Amendment dated as of November 29, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated September 11, 2000, between AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
WITNESSETH:
          WHEREAS, the parties agree to amend the Agreement to add a new portfolio — Invesco Balanced-Risk Commodity Strategy Fund;
          NOW, THEREFORE, the parties agree as follows;
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Balanced-Risk Allocation Fund	May 29, 2009
Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010
Invesco China Fund	March 31, 2006
Invesco Developing Markets Fund	September 1, 2001
Invesco Emerging Market Local Currency Debt Fund	June 14, 2010
Invesco Global Health Care Fund	September 1, 2001
Invesco International Total Return Fund	March 31, 2006
Invesco Japan Fund	March 31, 2006
Invesco LIBOR Alpha Fund	March 31, 2006
Invesco Endeavor Fund	November 3, 2003
Invesco Global Fund	November 3, 2003
Invesco Small Companies Fund	November 3, 2003
Invesco Alternative Opportunities Fund	February 12, 2010

Name of Fund	Effective Date of Advisory Agreement
Invesco Commodities Strategy Fund	June 16, 2010
Invesco FX Alpha Plus Strategy Fund	February 12, 2010
Invesco FX Alpha Strategy Fund	February 12, 2010
Invesco Global Advantage Fund	February 12, 2010
Invesco Global Dividend Growth Securities Fund	February 12, 2010
Invesco Health Sciences Fund	February 12, 2010
Invesco International Growth Equity Fund	February 12, 2010
Invesco Pacific Growth Fund	February 12, 2010
Invesco Van Kampen Emerging Markets Fund	February 12, 2010
Invesco Van Kampen Global Bond Fund	February 12, 2010
Invesco Van Kampen Global Equity Allocation Fund	February 12, 2010
Invesco Van Kampen Global Franchise Fund	February 12, 2010
Invesco Van Kampen Global Tactical Asset Allocation Fund	February 12, 2010
Invesco Van Kampen International Advantage Fund	February 12, 2010
Invesco Van Kampen International Growth Fund	February 12, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
          The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*	To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund I Ltd.
Invesco Balanced-Risk Commodity Strategy Fund

Net Assets	Annual Rate*
First $250 million	1.050%
Next $250 million	1.025%
Next $500 million	1.000%
Next $1.5 billion	0.975%
Next $2.5 billion	0.950%
Next $2.5 billion	0.925%
Next $2.5 billion	0.900%
Over $10 billion	0.875%

*	To the extent Invesco Balanced-Risk Commodity Strategy Fund invests its assets in Invesco Cayman Commodity Fund III Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Commodity Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Commodity Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund III Ltd.

Invesco China Fund
Invesco Developing Markets Fund
Invesco Japan Fund

Net Assets	Annual Rate

First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%
Invesco Emerging Market Local Currency Debt Fund

Net Assets	Annual Rate

First $500 million	0.75%
Next $500 million	0.70%
Next $500 million	0.67%
Over $1.5 billion	0.65%
Invesco Global Health Care Fund

Net Assets	Annual Rate

First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%
Invesco International Total Return Fund

Net Assets	Annual Rate

First $250 million	0.65%
Next $250 million	0.59%
Next $500 million	0.565%
Next $1.5 billion	0.54%
Next $2.5 billion	0.515%
Next $5 billion	0.49%
Over $10 billion	0.465%

Invesco LIBOR Alpha Fund

Net Assets	Annual Rate

First $1 billion	0.45%
Next $4 billion	0.425%
Over $5 billion	0.40%
Invesco Endeavor Fund
Invesco Small Companies Fund

Net Assets	Annual Rate

First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%
Invesco Global Fund

Net Assets	Annual Rate

First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%
Invesco Alternative Opportunities Fund

Net Assets	Annual Rate

All Assets	0.20%
Invesco Commodities Strategy Fund

Net Assets	Annual Rate

All Assets	0.50	%**

**	To the extent Invesco Commodities Strategy Fund invests its assets in Invesco Cayman Commodity Fund II Ltd., a direct wholly-owned subsidiary of Invesco Commodities Strategy Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Commodities Strategy Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund II Ltd.

Invesco FX Alpha Plus Strategy Fund

Net Assets	Annual Rate***

All Assets	1.10%

***	The base fee is adjusted upward if, during the most recent 12-month period, the Fund outperforms LIBOR plus 6.00% and adjusted downward if, during the most recent 12-month period, the Fund underperforms LIBOR minus 6.00%. The performance adjustment is 20% of the amount by which the Fund outperforms or underperforms LIBOR plus or minus 6.00%, respectively, during the applicable period. The maximum adjustment over any 12-month period is +0.55% of the Fund’s average net assets over the applicable performance period.
Invesco FX Alpha Strategy Fund

Net Assets	Annual Rate***

All Assets	0.55%

***	The base fee is adjusted upward if, during the most recent 12-month period, the Fund outperforms LIBOR plus 2.50% and adjusted downward if, during the most recent 12-month period, the Fund underperforms LIBOR minus 2.50%. The performance adjustment is 20% of the amount by which the Fund outperforms or underperforms LIBOR plus or minus 2.50%, respectively, during the applicable period. The maximum or minimum adjustment over any 12-month period is +0.275% of the Fund’s average net assets over the applicable performance period.
Invesco Global Advantage Fund

Net Assets	Annual Rate

First $1.5 billion	0.57%
Over $1.5 billion	0.545%
Invesco Global Dividend Growth Securities Fund

Net Assets	Annual Rate

First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%
Invesco Health Sciences Fund

Net Assets	Annual Rate

First $500 million	0.92%
Next $500 million	0.87%
Over $1 billion	0.845%

Invesco Van Kampen International Growth Fund

Net Assets	Annual Rate

First $1 billion	0.75%
Over $1 billion	0.70%
Invesco Pacific Growth Fund

Net Assets	Annual Rate

First $1 billion	0.87%
Next $1 billion	0.82%
Over $2 billion	0.77%
Invesco Van Kampen Emerging Markets Fund

Net Assets	Annual Rate

First $500 million	1.25%
Next $500 million	1.20%
Next $1.5 billion	1.15%
Over $2.5 billion	1.00%
Invesco Van Kampen Global Bond Fund

Net Assets	Annual Rate

First $500 million	0.625%
Next $500 million	0.60%
Next $1 billion	0.575%
Next $1 billion	0.55%
Over $3 billion	0.50%
Invesco Van Kampen Global Equity Allocation Fund

Net Assets	Annual Rate

First $750 million	1.00%
Next $500 million	0.95%
Over $1.25 billion	0.90%
Invesco Van Kampen Global Franchise Fund

Net Assets	Annual Rate

First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%

Invesco Van Kampen Global Tactical Asset Allocation Fund

Net Assets	Annual Rate

First $750 million	0.75%
Next $750 million	0.70%
Over $1.5 billion	0.65%
Invesco Van Kampen International Advantage Fund

Net Assets	Annual Rate

First $500 million	0.90%
Next $500 million	0.85%
Over $1 billion	0.80%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)